UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 8, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to announce the retirement of Sherry A. Kellett, BB&T’s Corporate Controller and a member of BB&T’s Executive Management team, and to announce BB&T’s next Controller, Ed D. Vest.

EXHIBIT INDEX

Exhibit 99.1 — Press Release announcing the retirement of BB&T’s Corporate Controller and a member of BB&T’s Executive Management team, Sherry A. Kellett, in August and also announcing Ed D. Vest as BB&T’s next Corporate Controller.

Exhibit 99.1

July 8, 2003

FOR IMMEDIATE RELEASE

Contacts:
Scott E. Reed	Bob Denham
Sr. Exec. Vice President	Senior Vice President
Chief Financial Officer	Public Relations
(336) 733-3088	(336) 733-1002

Corporate Controller Kellett to retire from BB&T in August

          WINSTON-SALEM, N.C. -- Following through on a promise to herself, BB&T Corporation Controller Sherry Kellett -- who is also a member of the BB&T executive management group -- today said she will retire on Aug. 1.

          BB&T has named Financial Reporting Manager Ed Vest to succeed Kellett in her role as corporate controller.

          Kellett, a Greensboro, N.C., native, said she vowed years ago to retire before age 60. She turns 59 on Aug. 31.

          “I made up my mind that I would move on while still young enough to enjoy my life outside of my professional career,” said Kellett, who plans to spend her retirement at her mountain home in Clyde, N.C., and with family in Birmingham, Ala. “I don’t want another job when I leave. Believe me, I’ve got a personal ‘to-do’ list long enough to last the rest of my life.”

          As the corporation’s principal accounting officer, Kellett managed accounting and financial operations, including general ledger, accounts payable and fixed assets; management and board financial reporting; regulatory reporting; and accounting policy.

          As a retiree, Kellett’s to-do list includes: “become a gourmet cook,” “write a novel about corporate America,” “learn more about veterinary medicine,” and “grow vegetables and wildflowers in my garden.”

          Kellett joined the former Southern National Corporation in 1984 as assistant controller after eight years as an auditor with Arthur Andersen. She was promoted to controller in 1991 and assumed the top accounting post at BB&T Corporation following its 1995 merger-of-equals with Southern National.

          “Sherry’s greatest contributions to our corporation have been her outstanding leadership, complete commitment to doing the right thing and her unwavering passion for our people and their success,” said Scott Reed, chief financial officer of BB&T Corporation. “She has exhibited the highest integrity and character during her distinguished career. We will truly miss her and wish her all the best in this newest phase of her life.”

          Kellett joined Southern National when the Lumberton, N.C.-based bank had less than $1 billion in assets. She leaves nearly 20 years later — after two decades of rapid growth and remarkable changes in the financial services industry — as BB&T nears the $100 billion threshold.

          But rather than bustling change, Kellett says she’ll think of the constants at BB&T when she looks back over her career.

          “I will think about the BB&T values and the impact they continue to make on this organization,” she said. “Those 10 stated values are a permanent and pervasive part of our culture, a guiding light both professionally and personally. I can’t begin to describe what an experience it has been to work for an organization where everybody firmly believes in our value system as the means to achieve our stated vision and mission.”

          Kellett was promoted to senior executive vice president and named to BB&T’s executive management team in March 1998.

          “Sherry Kellett has had a tremendous influence on the evolution of our organization,” said John Allison, chairman and chief executive officer of BB&T Corporation. “There is no question that our executive management team has benefited tremendously from her leadership and intellectual insight.”

          Kellett is a magna cum laude, Phi Beta Kappa graduate of Duke University with a degree in chemistry. She is a member of the American Institute of Certified Public Accountants.

          Kellett is a board member of the Piedmont Kiwanis Club, N.C. School of the Arts Foundation, Senior Services Inc., the Winston-Salem Foundation, the Piedmont Club and the N.C. Center for Character Education.

          Vest, a senior vice president who joined Southern National in 1993, was the logical choice to replace Kellett as controller, Reed said. As financial reporting manager, Vest is responsible for monthly earnings reports to executive management; financial statements to the corporate board of directors; and financial reporting to regulatory agencies, including the Federal Reserve, the Federal Deposit Insurance Corporation (FDIC) and state banking agencies.

          “Ed has a keen understanding of what it takes to manage the corporation’s accounting and financial reporting areas,” Reed said. “His experience along with his honesty and integrity will serve him very well in this challenging new role.”

          The 36-year-old Maiden, N.C., native earned bachelor’s and master’s degrees in accounting from Appalachian State University in Boone, N.C., where he was a member of Alpha Chi (National Academic Honor Society), Beta Alpha Psi (National Scholastic and Professional Accounting Fraternity) and Beta Gamma Sigma (National Honor Society). He is a member of the American Institute of Certified Public Accountants.

          Vest also is a graduate of the Stonier Graduate School of Banking, where he earned the school’s top honor — “Graduate with Distinction.”

          Before joining Southern National, he worked for Deloitte & Touche, specializing in financial institution audits.

          “I’m honored to have the opportunity to succeed one of the most influential people in my career,” Vest said. “And I’m certainly looking forward to the challenge of the top accounting position at the nation’s 11th largest financial holding company. This is an exciting time at BB&T as we continue to work toward our goal of becoming the world standard financial services organization.”

          Vest has served as a board member of the Christmas Cheer Toy Shop, a finance committee member of Special Olympics, and as an active volunteer in the Toys for Tots program.

          He is a member of Pinedale Christian Church in Winston-Salem. Vest and his wife, Pam, have three children.

          Winston-Salem-based BB&T Corporation (NYSE: BBT) operates more than 1,400 banking offices in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Florida, Alabama, Indiana and Washington, D.C.

          With more than $91 billion in assets following its merger last week with First Virginia Banks Inc., BB&T Corp. is the nation’s 11th largest financial holding company. BB&T was recently named to the Forbes Platinum 400 list of America’s “Best Big Companies” for the fourth year in a row.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       July 8, 2003